                                  SCHEDULE 14A
                                 (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /   Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/   Definitive Proxy Statement
/ /   Definitive Additional Materials
      Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                                HOOVER'S, INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
_______________________________________________________________________________
    (2) Aggregate number of securities to which transaction applies:

_______________________________________________________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________________________________________________
    (4) Proposed maximum aggregate value of transaction:

_______________________________________________________________________________
    (5) Total fee paid:

_______________________________________________________________________________
/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

_______________________________________________________________________________
    (2) Form, Schedule or Registration Statement No.:

_______________________________________________________________________________
    (3) Filing Party:

_______________________________________________________________________________
    (4) Date Filed:

_______________________________________________________________________________

                                 HOOVER'S, INC.
                             5800 AIRPORT BOULEVARD
                               AUSTIN, TEXAS 78752

                                  JULY 27, 2001


Dear Stockholder:

      You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Hoover's, Inc., which will be held at our offices at 5800 Airport Blvd., Austin, Texas on Tuesday, September 11, 2001 at 9:00 a.m. (Central Time).

      Details of the business to be conducted at this meeting are given in the attached Notice of Annual Meeting of Stockholders and proxy statement.

      After careful consideration, our Board of Directors has approved the proposals set forth in the proxy statement and recommends that you vote for such proposals.

      This year, you may vote your shares by telephone, by the Internet or by signing, dating and returning the enclosed proxy promptly in the accompanying reply envelope (telephone and Internet instructions are included on the proxy card). Representation of your shares at the meeting is very important. Accordingly, whether or not you plan to attend the meeting, we urge you to submit your proxy promptly by one of the methods offered. If you are able to attend this meeting and wish to change your proxy vote, you may be able to do so by revoking your proxy and voting in person at the meeting.

      We look forward to seeing you at the annual meeting.

                               Sincerely,



                               Jeffrey R. Tarr
                               CHIEF EXECUTIVE OFFICER, PRESIDENT AND A DIRECTOR


                             YOUR VOTE IS IMPORTANT

_______________________________________________________________________________

IN ORDER TO ASSURE YOUR REPRESENTATION AT THIS MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES BY TELEPHONE, BY THE INTERNET, OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
_______________________________________________________________________________

                                 HOOVER'S, INC.
                             5800 AIRPORT BOULEVARD
                               AUSTIN, TEXAS 78752
                                 ____________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD SEPTEMBER 11, 2001
                                 ____________

To the Stockholders of Hoover's, Inc.:

      The 2001 Annual Meeting of Stockholders of Hoover's, Inc. will be held at our offices, 5800 Airport Blvd., Austin, Texas on Tuesday, September 11, 2001 at 9:00 a.m. (Central Time) for the following purposes:

1. To elect three Class I directors to serve until the Annual Meeting of Stockholders in 2004, or in each case until their successors have been elected and qualified.

2. To approve an amendment to our 1999 Stock Incentive Plan increasing the number of shares of our common stock subject to annual option grants to continuing non-employee directors under the Automatic Option Grant Program from 1,875 to 3,500 shares and providing for additional option grants of 500 shares under the Automatic Option Grant Program for each standing committee on which a non-employee Board member serves, in each case conditioned upon the director attending at least 75% of the Board or committee meetings held during the previous year.

3. To ratify the appointment of Ernst & Young LLP as independent auditors of our company for the Fiscal Year ending March 31, 2002.

4. To act upon such other business as may properly come before this meeting or any adjournments thereof.

      Only stockholders of record at the close of business on July 13, 2001 are entitled to notice of and to vote at this meeting. A list of stockholders entitled to vote at this meeting will be available for inspection at our offices. All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend this meeting in person, please vote your shares by telephone, by the Internet or by signing, dating and returning the enclosed proxy as promptly as possible in the envelope enclosed for your convenience (telephone and Internet instructions are included on the Proxy
Card). Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          By Order of the
                                          Board of Directors,

                                          /s/ Lynn Atchison

                                          Lynn Atchison
                                          SECRETARY

July 27, 2001


      YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY TELEPHONE, VIA THE INTERNET OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

                                 HOOVER'S, INC.
                             5800 AIRPORT BOULEVARD
                               AUSTIN, TEXAS 78752
                                 ____________

                                PROXY STATEMENT
                                 ____________

      THESE PROXY MATERIALS AND THE ENCLOSED PROXY CARD ARE BEING MAILED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF HOOVER'S, INC., A DELAWARE CORPORATION, FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, SEPTEMBER 11, 2001 AT 9:00 A.M. (CENTRAL TIME) AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THESE PROXY MATERIALS ARE BEING MAILED TO STOCKHOLDERS OF RECORD BEGINNING ON OR ABOUT AUGUST 10, 2001.

                               PURPOSE OF MEETING

      The specific proposals to be considered and acted upon at this meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement.

                         VOTING RIGHTS AND SOLICITATION

      The cost of soliciting proxies will be paid by us and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation materials as well as the expense of preparing, assembling, photocopying and mailing this proxy statement. Solicitation will be made primarily through the use of the mail; however, our regular employees may, without additional remuneration, solicit proxies personally by telephone or Internet e-mail.

      Our annual report to stockholders for the year ended March 31, 2001 has been mailed concurrently with the mailing of the Notice of Annual Meeting of Stockholders and this proxy statement to all stockholders entitled to notice of, and to vote at, this meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

      We have fixed July 13, 2001 as the record date for determining those stockholders who are entitled to notice of, and to vote at, this meeting. At the close of business on the record date, we had 15,373,175 outstanding shares of our common stock, par value $0.01 per share. The presence, in person or by proxy, of the holders of a majority of the shares of our outstanding common stock entitled to vote is necessary to constitute a quorum at this meeting.
Each of our stockholders is entitled to one vote for each share of our common stock held by that stockholder as of the record date. Cumulative voting is not permitted in the election of directors. If a choice as to the matters coming before this meeting has been specified by a stockholder on the proxy, the shares will be voted accordingly. If no choice is selected on the returned proxy, the shares will be voted in favor of the approval of each of the proposals described in the Notice of Annual Meeting and in this proxy statement.

      Any stockholder executing a proxy pursuant to this solicitation may revoke it at any time prior to its exercise by delivering written notice of such revocation to our Secretary before this meeting or by properly executing and delivering a proxy bearing a later date. Proxies also may be revoked by any stockholder present at this meeting who elects to vote his, her or its shares in person. Attendance at the meeting does not in itself constitute the revocation of a proxy. Moreover, if your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

      Abstentions and broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

      As of the record date of July 13, 2001, our directors and executive officers and entities affiliated with them beneficially owned an aggregate of approximately 6.9 million shares of our common stock, not including shares of common stock issuable upon exercise of outstanding stock options and warrants, constituting approximately 45.2% of the shares of our common stock outstanding. It is expected that such directors and executive officers will vote or direct the vote of all shares of our common stock held or owned by such persons, or over which such persons have voting control, in favor of the proposals described in this proxy statement. Nonetheless, the approval of the proposals is not assured. See "Principal Stockholders."

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

      Our Board of Directors is divided into three classes, designated Class I, II and III, serving staggered, three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. We currently have the following eight directors serving on our
Board: William S. Berkley, Alan Chai, Thomas J. Hillman, Gary E. Hoover, Laurence J. Kirshbaum, Patrick J. Spain, Jeffrey R. Tarr and Stephen R. Zacharias.

      Pursuant to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Board voted on June 19, 2001 to increase its size to nine members and to elect Jeffrey R. Tarr, the Company's new Chief Executive Officer and President, to the ninth seat as a Class I director. Mr. Kirshbaum has informed the Board that, due to increased demands on his time arising from additional duties assigned him by his employer AOL Time Warner, he will, regretfully, be unable to stand for reelection as a Class I director at the 2001 Annual Meeting. Mr. Steven B. Fink, a Class II director, resigned from the Board effective July 18, 2001 due to demands on his time from additional professional duties which he has assumed. In response to these events, the Board initiated a search for a highly-qualified candidate of the caliber of Mr. Kirshbaum and Mr. Fink to serve as a director of the company. The Board identified Mr. Edward W. Desmond, President and Editor of BUSINESS
2.0 magazine (formerly ECOMPANY NOW), an AOL Time Warner property, as a suitable candidate. Mr. Desmond was nominated by the Board on July 25, 2001 to stand for election to Mr. Kirshbaum's Class I seat. With respect to Mr. Fink's Class II seat, the Board voted to reduce its size to eight members (with two members to serve within Class II). The term of office of the Class I directors expires at the 2001 Annual Meeting of Stockholders, the term of office of the Class II directors expires at the 2002 Annual Meeting of Stockholders, and the term of office of the Class III directors expires at the 2003 Annual Meeting of Stockholders, and in each case until their successors have been elected and qualified.

VOTE REQUIRED

      Two Class I directors are to be elected at this meeting to hold office until the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier death, resignation or due removal. The vote of a plurality of the shares of our common stock present in person or represented by proxy at this meeting and entitled to vote on the election of directors is necessary for the election of a director. Abstentions and broker non-votes have no effect on the determination of plurality, except to the extent that they affect the total votes received by any particular candidate. The three nominees receiving the greatest number of votes of the shares present in person or represented by proxy at this meeting and entitled to vote on the election of directors shall be elected to the Board of Directors, even if any nominee receives the vote of less than a majority of the shares. Proxies may not be voted for more than two nominees.

      Unless otherwise instructed, the persons named in the accompanying proxy card will vote the proxies received by them FOR each of the Board nominees named below, each of whom is presently a director of our company. If any nominee of the Board is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      OUR COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE CLASS I NOMINEES LISTED BELOW, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

NOMINEES FOR TERM ENDING UPON THE 2004 ANNUAL MEETING OF STOCKHOLDERS (CLASS I)

                           NAME                                   DIRECTOR SINCE         AGE           POSITION
                           ----                                   --------------         ---           --------
         Edward W. Desmond.....................................        2001              43            Director Nominee
         Thomas J. Hillman.....................................        1992              46            Director
         Jeffrey R. Tarr.......................................        2001              38            Director, Chief Executive
                                                                                                       Officer and President

      MR. DESMOND has served as a director of Hoover's since July 2001. Since October 1999, Mr. Desmond has served as President and Editor of ECOMPANY NOW, a magazine covering the digital economy. ECOMPANY NOW, which is owned by AOL Time Warner, has recently acquired BUSINESS 2.0, and will be relaunching under the name BUSINESS 2.0 with its September 2001 issue. Mr. Desmond was previously employed by Infoseek Corporation as Vice President of Centers from June 1998 through September 1999, and as an Editor from April 1996 through April 1997. He worked with FORTUNE magazine as a Contributing Editor from June 1998 through September 1999 and as a Senior Writer from May 1997 through May 1998. Mr. Desmond previously spent 12 years as a journalist with TIME magazine, serving as a researcher, writer and as Bureau Chief in New Delhi and Tokyo. He holds a B.A. from Amherst College, an M.A. in Law and Diplomacy from the Fletcher School at Tufts University, and was a Reuters Fellow at Oxford University.

      MR. HILLMAN has served as a director of Hoover's since December 1992. Mr. Hillman is currently a principal of Hillman Consulting, which provides management consulting services to early-stage Internet companies. He also serves as a director of privately-held companies that are clients of Hillman Consulting. Mr. Hillman served as President and Chief Executive Officer of Fresh

Fish, a seafood retailer, from January 1986 through the sale of the company to Global Seafoods in May 2000. From May 1998 until November 1999, Mr. Hillman served as a board member of Amerindia, a travel tour operator. From January 1991 to January 1998, Mr. Hillman served as a director and vice president of Rainforest Aquaculture Products, a seafood producer. From July 1990 to November 1997, Mr. Hillman served as Chairman of the Board of National Equity, a mortgage origination and finance company. Mr. Hillman holds a B.A. in Economics from Washington University.

      MR. TARR has served as a director of Hoover's since June 2001. Mr. Tarr has served as Chief Executive Officer and President of our company since May 2001 and as a director since June 2001. From January 2000 through March 2001, Mr. Tarr served as Chief Executive Officer, President and a director of All.com, Inc., a provider of technical support services to consumers and small businesses. From June 1994 through January 2000, Mr. Tarr was employed by U S WEST. Mr. Tarr began his career with U S WEST as a director of marketing and served in a number of director-level marketing, product management and business development positions until September of 1996 when he was promoted to general manager of the internet business unit within the company's yellow pages publishing subsidiary. Mr. Tarr led that business unit through January 2000 and was named a vice president in April 1998. Prior to U S WEST, Mr. Tarr served as the director of sales and marketing of TecMagik, an entertainment software publishing company, and as a management consultant with Bain & Company and International Development Group, both in the United States and in Europe. Mr. Tarr holds an A.B. in Public and International Affairs from Princeton University and an M.B.A. from Stanford University.

CONTINUING CLASS II DIRECTORS FOR TERM ENDING UPON THE 2002 ANNUAL MEETING OF STOCKHOLDERS

      The following are our current Class II directors who are not up for reelection at the Annual Meeting:

                           NAME                                            DIRECTOR SINCE         AGE              POSITION
                           ----                                            --------------         ---              --------
         William S. Berkley...............................................        1991             44              Director
         Gary E. Hoover...................................................        1990             50              Director

      MR. BERKLEY has served as a director of Hoover's since 1991. Mr. Berkley has served as President and Chief Executive Officer of Tension Envelope, a paper products company, since 1985. Mr. Berkley holds a B.A. in History from Colorado College and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

      MR. HOOVER is the founder of Hoover's and has been a member of our Board of Directors since Hoover's inception in February 1990. From February 1990 to September 1994, Mr. Hoover served as Hoover's Chairman of the Board of
Directors and from February 1990 to December 1992, served as Hoover's Chief Executive Officer. Since 1998, Mr. Hoover has been a professional speaker on entrepreneurialism. Mr. Hoover served as Chairman of the Board of Directors and Chief Executive Officer of TravelFest Superstores, an operator of travel-related superstores he founded in January 1994. TravelFest Superstores completed the sale of most of its assets and the closing of certain of its operations in February 1999. In 1982, Mr. Hoover founded Bookstop, a chain of book superstores, and later sold the company to Barnes and Noble. Mr. Hoover holds a B.A. in Economics from the University of Chicago.

CONTINUING CLASS III DIRECTORS FOR TERM ENDING UPON THE 2003 ANNUAL MEETING OF STOCKHOLDERS

      The following are our current Class III directors who are not up for reelection at the Annual Meeting:

                              NAME                                  DIRECTOR SINCE          AGE           POSITION
                              ----                                  --------------          ---           --------
         Alan Chai..............................................         1990                48           Director
         Patrick J. Spain.......................................         1990                49           Chairman of the Board
         Stephen R. Zacharias...................................         1997                52           Director

      MR. CHAI has served as a director of Hoover's since December 1990. Mr. Chai has served as Managing Director of Shott Capital Management, LLC, a private equity firm, since January 2000. From May 1997 through December 1999, he was a Senior Technology Analyst with Shott Capital Management, specializing in the analysis of Internet companies. Mr. Chai joined Hoover's in 1990 and served in a number of officer positions, including Vice President, until 1995 and served as a part-time Senior Contributing Editor until December 1998. From 1994 through February 1999, Mr. Chai served as a director of TravelFest Superstores, a travel-related superstore founded by Gary Hoover in 1994. Since May 2000, Mr. Chai has served as a director of Vercomnet B.V., a

Netherlands-based vertical Web site that organizes professional communities in various industry sectors, in which Hoover's has made a minority investment. Mr. Chai holds a B.A. in business from the University of Chicago, an M.B.A. in Finance and Marketing from the University of Chicago, and an M.B.A. in International Business from Catholic University of Leuven, Belgium.

      MR. SPAIN has served as a director of Hoover's since 1990 and Hoover's Chairman of the Board since September 1994. Mr. Spain previously served as Chief Executive Officer and President of the company from January 1993 through May 2001. Mr. Spain joined Hoover's within weeks of its founding in 1990 by Gary Hoover. Prior to joining Hoover's, Mr. Spain worked as an economic consultant, an in-house counsel for a high technology company, a real-estate developer, and as a mergers and acquisitions executive at a subsidiary of a FORTUNE 500 company. Mr. Spain also serves as a director or advisor for a number of privately-held companies. He holds a B.A. in Ancient History from the University of Chicago and a J.D. from Boston University.

      MR. ZACHARIAS has served as a director of Hoover's since September 1997. Mr. Zacharias has served as the Chief Financial Officer of Emergence, Inc., a strategic consulting firm, since February 2001. From January 1993 through January 2001, Mr. Zacharias served as Treasurer of Media General, Inc., a publicly-held communications company. Mr. Zacharias holds a B.S. in Commerce from the University of Virginia.

DIRECTOR COMPENSATION AND INDEMNIFICATION ARRANGEMENTS

      Beginning with the 2001 Annual Meeting, all continuing directors will receive an annual retainer fee of $8,000. In subsequent years, continuing directors will receive the retainer fee provided that they have attended at least 75% of all Board meetings since the previous Annual Meeting. There were seven Board meetings in Fiscal Year 2001. Beginning with the September 2001 Board meeting held in conjunction with the Annual Meeting, directors are reimbursed for actual expenses incurred in attending Board meetings up to a maximum of $2,000 per meeting. In Fiscal Year 2001, directors received a fee of $2,500 for each Board meeting attended, and no reimbursement of expenses incurred was provided. Under the Automatic Option Grant Program of our 1999 Stock Incentive Plan, upon their initial election or appointment to our Board, each director receives an option to purchase 6,750 shares of common stock with an exercise price per share equal to the fair market value of our common stock on the grant date. In addition, at each annual stockholders meeting, each individual who is to continue to serve as a non-employee Board member will automatically receive an option to purchase 1,875 shares of common stock with an exercise price per share equal to the fair market value of our common stock on the grant date. If Proposal II is adopted, (i) each annual grant will consist of 3,500 shares and will be further conditioned upon the director having attended at least 75% of all Board meetings during the previous year and (ii) each director will automatically receive on the date of each annual stockholders meeting an option to purchase 500 shares of common stock with an exercise price per share equal to the fair market value of our common stock on the grant date for each standing committee membership for which the director attended at least 75% of all respective committee meetings during the previous year. Each initial 6,750-share option vests over three years of Board service measured from the grant date, and each annual option vests over one year of Board service measured from the grant date.

      In light of the fact that our 1999 Stock Incentive Plan inadvertently failed to provide for an automatic grant of options to directors following the 2000 Annual Meeting, each non-employee member of the Board received a discretionary grant of 2,500 non-qualified stock options under the 1999 Stock Incentive Plan on April 27, 2001. Each option has an exercise price equal to $3.10 (the closing price of our common stock on the Nasdaq National Market on the option grant date) and a maximum term of ten years measured from the option grant date and is immediately exercisable for all the option shares. Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by us, at the exercise price paid per share, should the optionee's service as a non-employee Board member cease prior to vesting in the shares. The 2,500 share grant will vest, and our repurchase rights will lapse, in one installment upon the director's completion of the one-year period of service measured from the grant date.

      Following the Annual Meeting, assuming Proposal II is adopted, each of Messrs. Berkley, Chai, Hillman, Hoover and Zacharias will receive an option to purchase 3,500 shares of common stock, and, based on their service on standing committees, Messrs. Berkley, Chai and Hillman will receive an option grant for an additional 500 shares, and Mr. Zacharias will receive an option grant for an additional 1,000 shares, each with an exercise price equal to the fair market value of our common stock on the date of the Annual Meeting.

      The Board appointed Messrs. Hillman and Zacharias to serve as an ad-hoc search committee for the purpose of identifying and evaluating Chief Executive Officer candidates. Such individuals spent considerable amounts of time performing these duties. We paid $9,550 and $7,050 to Mr. Hillman and Mr. Zacharias, respectively, for services performed in this capacity during Fiscal Year 2001. Mr. Chai received a total of $12,000 for consulting and training conducted with our editorial staff during Fiscal Year 2001.

      We maintain directors' and officers' liability insurance and our Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers. In addition, our Amended and Restated Certificate of Incorporation limits the liability of our directors to us and our stockholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law.

BOARD MEETINGS AND COMMITTEES

      Our Board of Directors met seven times during Fiscal Year 2001. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during Fiscal Year 2001, with the exception of Mr. Fink, who attended four of the seven Board meetings.

      We have a standing Compensation Committee currently composed of Mr. Berkley. Mr. Fink served on the Compensation Committee prior to his resignation from the Board of Directors on July 18, 2001. The Compensation Committee met two times in Fiscal Year 2001. The Compensation Committee has the responsibility for establishing the compensation payable to our Chief Executive Officer and is responsible for establishing compensation payable to our other executive officers based on recommendations made by the Chief Executive Officer. The Compensation Committee also is responsible for the overall administration of our employee benefit plans, including our employee stock plans.

      We also have a standing Audit Committee currently composed of Messrs. Hillman and Zacharias. Mr. Fink served on the Audit Committee prior to his resignation from the Board of Directors. The Audit Committee met five times in Fiscal Year 2001. Included among the oversight functions of the Audit Committee are (1) the appointment of our independent auditors; (2) review of the external audit plan and the results of the auditing engagement; (3) review of the internal audit plan and results of the internal audits; and (4) review of the adequacy of our system of internal control. The Audit Committee has adopted a charter, approved by our Board of Directors, which is attached to this proxy statement as APPENDIX A. The current members of the Audit Committee are independent as defined by the listing standards of the Nasdaq National Market, on which our common stock is quoted.

      We have a standing Finance Committee currently composed of Messrs. Chai, Spain and Zacharias. The Finance Committee meets on an as-needed basis to advise on corporate finance and acquisition issues.

      We do not have a standing nominating committee or any other committee performing similar functions, and these matters are considered at meetings of the full Board of Directors.

                                   PROPOSAL II

          APPROVAL OF AN AMENDMENT TO OUR 1999 STOCK INCENTIVE PLAN

      You are being asked to approve an amendment to our 1999 Stock Incentive Plan that will effect the following changes:

       (i) increase the number of shares of our common stock subject to annual option grants under the Automatic Option Grant Program from 1,875 shares to 3,500 shares and further condition these grants to each continuing non-employee Board members upon attendance of at least 75% of all Board meetings during the previous year; and

       (ii) provide for additional option grants of 500 shares under the Automatic Option Grant Program for each committee on which a non-employee Board member serves and for which the Board member attended at least 75% of all respective committee meetings during the previous year.

      The disinterested members of the Board (Messrs. Spain and Tarr) voted to adopt the amendment on July 25, 2001, subject to stockholder approval at this Annual Meeting.

      The Board believes the amendment is necessary to assure that the option grants to our non-employee Board members are more in line with industry standards and those granted to non-employee Board members of comparable companies. We rely significantly on equity incentives in the form of stock option grants in order to attract and retain highly qualified individuals to serve on our Board and believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent.

      The following is a summary of the principal features of the Plan, as most recently amended. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to us at 5800 Airport Boulevard, Austin, Texas 78752.

EQUITY INCENTIVE PROGRAMS

      The Plan consists of five (5) separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Salary Investment Option Grant Program, (iii) the Stock Issuance Program, (iv) the Automatic Option Grant Program for non-employee Board members and (v) the Director Fee Option Grant Program for non-employee Board Members. The principal features of each program are described below. The compensation committee of our Board has the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to our executive officers and non-employee Board members and also has the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, our Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the compensation committee to make option grants and stock issuances under those two programs to individuals other than our executive officers and non-employee Board members.

      The term Plan Administrator, as used in this summary, will mean the compensation committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Plan. The compensation committee has complete discretion to determine the calendar year or years in which the Salary Investment Option Grant and Director Fee Option Grant Programs will be in effect and to select the individuals who are to participate in the Salary Investment Option Grant Program. All grants made to the participants in the Salary Investment Option Grant and Director Fee Option Grant Programs are governed by the express terms of those programs. Neither the compensation committee nor any secondary committee exercises any administrative discretion under the Automatic Option Grant Program. All grants under that program are made in strict compliance with the express provisions of such program.

SHARE RESERVE

            4,328,843 shares of our common stock have been reserved for issuance over the term of the Plan. Such share reserve consists of (i) the 2,979,645 shares initially reserved for issuance under the Plan, (ii) 1,500,000 shares added to the Plan as previously approved by our Board and stockholders in connection with the 2000 Annual Meeting and (iii) 556,545 additional shares added to the Plan under the automatic share increase provision of the Plan (consisting of 245,796 added in January 2000, and 310,749 added in January 2001). In addition, on the first trading day of each calendar year, the number of shares of common stock available for issuance under the Plan will automatically increase by an amount equal to two percent (2%) of the shares of our common stock outstanding on the last trading day of the immediately preceding calendar year, subject to a maximum annual increase of 375,000 shares.

      As of July 19, 2001, 3,512,193 shares of common stock were subject to outstanding options under the Plan, 707,347 shares of common stock had been issued under the Plan, and 816,650 shares of common stock remained available for future awards. No participant in the Plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 375,000 shares of common stock in the aggregate per calendar year. Stockholder approval of this proposal will also constitute a reapproval of the 375,000-share limitation for purposes of Internal Revenue Code Section 162(m).

      The shares of common stock issuable under the Plan may be drawn from shares of our authorized but unissued shares of common stock or from shares of common stock reacquired by us, including shares repurchased on the open market.

      In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate, annually and per participant) under the Plan and the securities and the exercise price per share in effect under each outstanding option.

ELIGIBILITY

      Officers and employees, non-employee Board members and independent consultants in the service of Hoover's or our parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Executive officers and other highly paid employees are also eligible to participate in the Salary Investment Option Grant Program. Participation in the Automatic Option Grant and Director Fee Option Grant Programs is limited to non-employee members of our Board of Directors.

      As of July 19, 2001, eight executive officers, six non-employee Board members and approximately 231 other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The eight executive officers were also eligible to participate in the Salary Investment Option Grant Program, and the six non-employee Board members were also eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

VALUATION

      The fair market value per share of common stock on any relevant date under the Plan will be deemed to be equal to the closing sale price per share on that date on the Nasdaq National Market. On July 19, 2001 the fair market value per share determined on such basis was $4.12.

DISCRETIONARY OPTION GRANT PROGRAM

      The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

      Each granted option will have an exercise price per share determined by the Plan Administrator. No granted option will have a term in excess of ten
(10) years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. One or more options may be structured so that they will be immediately exercisable for any or all of the option shares; provided, that the shares acquired under those options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

      Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

      The Plan Administrator is authorized to issue tandem stock appreciation rights under the Discretionary Option Grant Program, which provide the holders with the right to surrender their options for an appreciation distribution from us equal to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of common stock.

      The Plan Administrator also has the authority to effect the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant, in substitution therefor, new options covering the same or a different number of shares of common stock but with an exercise price per share based upon the fair market value of the option shares on the new grant date.

SALARY INVESTMENT OPTION GRANT PROGRAM

      The compensation committee has complete discretion in implementing the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the compensation committee an irrevocable authorization directing us to reduce his or her base salary for the upcoming calendar year by a specified dollar amount not less than $10,000 nor more than $50,000 and to apply that amount to the acquisition of a special option grant under the program.

      Each selected individual who files such a timely election will automatically be granted a non-statutory option on the first trading day in January of the calendar year for which that salary reduction is to be in effect.

      The number of shares subject to each such option will be determined by dividing the salary reduction amount by two-thirds of the fair market value per share of our common stock on the grant date, and the exercise price will be equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount by which the optionee's salary is to be reduced for the calendar year. In effect, the salary reduction serves as a immediate prepayment, as of the time of the option grant, of two thirds of the then current market price of the shares of common stock subject to the option.

      The option will become exercisable in a series of twelve equal monthly installments upon the optionee's completion of each month of service in the calendar year for which such salary reduction is in effect and will become immediately exercisable for all the option shares on an accelerated basis should Hoover's experience specified changes in ownership or control. Each option will remain exercisable for any vested shares until the earlier of (i) the expiration of the ten-year option term or (ii) the end of the three-year period measured from the date of the optionee's cessation of service.

      We have not yet implemented the Salary Investment Option Grant Program.

STOCK ISSUANCE PROGRAM

      Shares of common stock may be issued under the Stock Issuance Program at a price per share determined by the Plan Administrator. Shares will be issued for such valid consideration as the Plan Administrator deems appropriate, including cash and promissory notes. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

AUTOMATIC OPTION GRANT PROGRAM

      Under the Automatic Option Grant Program, eligible non-employee Board members receive a series of option grants over their period of Board service. Each non-employee Board member will, at the time of his or her initial election or appointment to our Board, receive an option grant for 6,750 shares of common stock provided such individual has not been in our employ. In addition, on the date of each annual stockholders meeting, commencing with this Annual Meeting, each individual who is to continue to serve as a non-employee Board member will automatically be granted (i) an option to purchase 3,500 shares of common stock, provided he or she has served as a non-employee Board member for at least six months and attended at least 75% of all our Board meetings during the previous year and (ii) an option to purchase 500 shares of common stock for each committee seat held in which he or she attended at least 75% of all the respective committee meetings during the previous year. There will be no limit on the number of such 3,500-share or 500-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

      Stockholder approval of this proposal will also constitute pre-approval of each option granted under the Automatic Option Grant Program on or after the date of the Annual Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

      Each automatic grant will have an exercise price per share equal to the fair market value per share of common stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares. Each initial 6,750-share automatic option will vest in three successive equal annual installments upon the optionee's completion of each year of Board service over the three-year period measured from the grant date. Each annual 3,500-share automatic option and each 500-share automatic option will vest in one installment upon optionee's completion of the one-year period of service measured from the grant date. However, each outstanding automatic option grant will automatically accelerate and become immediately exercisable for any or all of the option shares as fully-vested shares upon specified changes in control or ownership of Hoover's or upon the optionee's death or disability while a Board member. Following the optionee's cessation of Board service for any reason, each option will remain exercisable for a twelve-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

DIRECTOR FEE OPTION GRANT PROGRAM

      The compensation committee has complete discretion in implementing the Director Fee Option Grant Program for one or more calendar years in which non-employee Board members may participate. As a condition to such participation, each non-employee Board member must, prior to the start of the calendar year of participation, file with the compensation committee an irrevocable authorization directing us to apply all or a portion of his or her cash retainer fee for the upcoming calendar year to the acquisition of a special option grant under the program.

      Each non-employee Board member who files such a timely election will automatically be granted a non-statutory option on the first trading day in January of the calendar year for which that retainer fee election is to be in effect.

      The number of shares subject to each such option will be determined by dividing the amount of the retainer fee for the calendar year to be applied to the program by two-thirds of the fair market value per share of our common stock on the grant date, and the exercise price will be equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee that the optionee has elected to be applied to the program. In effect, the portion of the annual retainer fee otherwise payable in cash serves as an immediate prepayment, as of the time of the option grant, of two thirds of the then current market price of the shares of common stock subject to the option.

      The option will become exercisable in a series of 12 equal monthly installments upon the optionee's completion of each month of service in the calendar year for which such retainer fee election is in effect and will become immediately exercisable for all the option shares on an accelerated basis should we experience specified changes in ownership or control. Each option will remain exercisable for any vested shares until the earlier of (i) the expiration of the 10-year option term or (ii) the end of the 3-year period measured from the date of the optionee's cessation of service.

      We have not yet implemented the Director Fee Option Grant Program.

LIMITED STOCK APPRECIATION RIGHTS

      Each option granted under the Automatic Option Grant or Director Fee Option Grant Program will include a limited stock appreciation right. Upon the successful completion of a hostile tender offer for more than fifty percent (50%) of our outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership, each outstanding option under the Automatic Option Grant or Director Fee Option Grant Program may be surrendered to us in return for a cash distribution from us. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option. In addition, the Plan Administrator may grant such rights to our officers, as part of their option grants under the Discretionary Option Grant Program.

      Stockholder approval of this proposal will also constitute pre-approval of each limited stock appreciation right granted under the Automatic Option Grant or Director Fee Option Grant Program and the subsequent exercise of that right in accordance with the foregoing terms.

GENERAL PROVISIONS

      ACCELERATION

      In the event that we are acquired by merger, asset sale or sale by the stockholders of more than 50% of the our outstanding voting stock recommended by the Board, each outstanding option under the Discretionary Option Grant Program that is not to be assumed or replaced by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

      The Plan Administrator has the authority under the Discretionary Option Grant Program to provide that those options will automatically vest in full (i) upon an acquisition of Hoover's, whether or not those options are assumed or replaced, (ii) upon a hostile change in control of Hoover's effected through a tender offer for more than 50% of the our outstanding voting securities or by proxy contest for the election of Board members, or (iii) in the event the individual's service is terminated, whether involuntarily or through a resignation for good reason, within a designated period (not to exceed 18 months) following an acquisition in which those options are assumed or replaced or otherwise continued in effect upon a hostile change in control. The vesting of outstanding shares under the Stock

Issuance Program may be accelerated upon similar terms and conditions. The options granted under the Salary Investment Option Grant Program, the Automatic Option Grant Program and the Director Fee Option Grant Program will automatically accelerate and become exercisable in full upon any acquisition or change in control transaction.

      The acceleration of vesting in the event of a change in the ownership or control of Hoover's may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Hoover's.

      FINANCIAL ASSISTANCE

      The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

      SPECIAL TAX ELECTION

      The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

      AMENDMENT AND TERMINATION

      The Board may amend or modify the Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the Plan will terminate on the earliest of (i) June 7, 2009, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with specified changes in control or ownership of Hoover's.

STOCK AWARDS

      The table below shows, as to our Chief Executive Officer, our four other most highly compensated executive officers (with base salary and bonus for Fiscal Year 2001 in excess of $100,000) and the other individuals and groups indicated, the number of shares of common stock subject to option grants made under the Plan from June 8, 1999 (the effective date of the Plan) through July 19, 2001, together with the weighted average exercise price payable per share. Certain of these individuals have been granted options under prior Hoover's, Inc. stock option plans. We have not made any direct stock issuances to date under the Plan.

                               OPTION TRANSACTIONS

----------------------------------------------------------------------------------------------------------------------
                                                                                                 WEIGHTED AVERAGE
                                                             NUMBER OF SHARES UNDERLYING        EXERCISE PRICE PER
                    NAME AND POSITION                            OPTIONS GRANTED (#)                SHARE ($)
                    -----------------                            -------------------                ---------
----------------------------------------------------------------------------------------------------------------------
Patrick J. Spain
Chairman of the Board, former Chief Executive Officer
and President, and Director                                362,500                                    $7.30
----------------------------------------------------------------------------------------------------------------------
Jeffrey R. Tarr
Chief Executive Officer, President and
Director Nominee                                           375,000                                    $4.04
----------------------------------------------------------------------------------------------------------------------
Carl G. Shepherd
Executive Vice President and Chief Operating
Officer                                                    124,000                                    $4.50
----------------------------------------------------------------------------------------------------------------------
Lynn Atchison
Senior Vice President and Chief Financial
Officer                                                    164,000                                    $7.33
----------------------------------------------------------------------------------------------------------------------
Jani Farlow Spede
Senior Vice President - Advertising and E-Commerce         185,500                                    $8.19
----------------------------------------------------------------------------------------------------------------------
Thomas M. Ballard
Vice President and Chief Information Officer               70,000                                     $5.29
----------------------------------------------------------------------------------------------------------------------
Edward W. Desmond
Director Nominee                                           0                                          N/A
----------------------------------------------------------------------------------------------------------------------
Thomas J. Hillman
Director Nominee                                           9,250                                      $8.89
----------------------------------------------------------------------------------------------------------------------
All current executive officers as a group (8)...........   1,450,500                                  $6.05
----------------------------------------------------------------------------------------------------------------------
All current non-employee directors
   as a group (6).......................................   46,250                                     $8.89
----------------------------------------------------------------------------------------------------------------------
All employees, including current officers who are not
   executive officers, as a group (243)..................  1,442,929                                  $7.71
----------------------------------------------------------------------------------------------------------------------

FEDERAL INCOME TAX CONSEQUENCES

      OPTION GRANTS

      Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

      INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than 2 years after the option grant date and more than 1 year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

      If the optionee makes a disqualifying disposition of the purchased shares, we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

      NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

      If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

      We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of Hoover's in which such ordinary income is recognized by the optionee.

      STOCK APPRECIATION RIGHTS

      No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution. We will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which such ordinary income is recognized by the optionee.

      DIRECT STOCK ISSUANCES

      The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      The Plan is designed to comply with the requirements of Code Section 162(m). With respect to future awards under the Plan, we anticipate that any compensation deemed paid by us in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) for the current and subsequent fiscal years and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will be deductible by us without limitation under Code Section 162(m).

      We currently do not anticipate any negative impact as a result of Code
Section 162(m), but we will continue to assess the impact of Code Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

ACCOUNTING TREATMENT

      Option grants under the Discretionary Option Grant and Automatic Option Grant Programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to our reported earnings. However, the fair value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in footnotes to our financial statements, the pro-forma impact those options would have upon our reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the our earnings per share on a fully-diluted basis.

      Option grants or stock issuances made under the Plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to us in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against our earnings over the period that the option shares or issued shares are to vest.

      On March 31, 2000, the Financial Accounting Standards Board issued Interpretation No. 44, which is an interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the Interpretation, option grants made to consultants (but not non-employee Board members) after December 15, 1998 will result in a direct charge our reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to our earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the date the option is exercised for those shares.

      Should one or more individuals be granted tandem stock appreciation rights under the Plan, then such rights would result in a compensation expense to be charged against our reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

NEW PLAN BENEFITS

      Upon stockholder approval of this proposal, on the date of the Annual Meeting, Messrs. Berkley, Chai, Hillman, Hoover and Zacharias will receive an option grant for 3,500 shares at an exercise price equal to the fair market value per share of our common stock on that date. In addition, based on their service on standing committees, Messrs. Berkley, Chai and Hillman will receive an option grant for an additional 500 shares, and Mr. Zacharias will receive an option grant for an additional 1,000 shares, each at an exercise price equal to the fair market value per share of our common stock on that date.

STOCKHOLDER APPROVAL

      The affirmative vote of at least a majority of the outstanding shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the amendment to the Plan. Should such stockholder approval not be obtained, then the annual grants under the Automatic Option Grant Program will continue to be for 1,875 shares of common stock, and no 500-share grants will be made in connection with standing Board committee memberships. The Plan will continue in effect, and option grants and direct stock issuances may continue to be made under the Plan until all the shares available for issuance under the Plan have been issued pursuant to such option grants and direct stock issuances.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      OUR COMPANY'S BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF HOOVER'S AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF SUCH PROPOSAL, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                  PROPOSAL III

        RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      Ernst & Young LLP served as our independent public accountants for Fiscal Year 2001. The Board of Directors have appointed Ernst & Young LLP to serve in the same capacity for the Fiscal Year ending March 31, 2002 and is asking the stockholders to ratify this appointment.

      In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of our company and its stockholders.

      A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions.

      AUDIT FEES

      Ernst & Young's fees for the Fiscal Year 2001 annual audit were approximately $60,000.

      FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      Our company paid no financial information systems design and implementation fees to Ernst & Young LLP during Fiscal Year 2001.

      ALL OTHER FEES

      All other fees were approximately $102,000, including audit related services of approximately $70,000 and non-audit related services, primarily tax related, of approximately $32,000. Audit related services generally include fees for mergers and acquisitions advisory services, accounting consultations and employee benefit plan audit services.

      We have been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in our company or our subsidiaries. The Audit Committee of the Board of Directors has considered whether the provision of the services covered by the category "All Other Fees" is compatible with maintaining the independence of Ernst & Young LLP.

      VOTE REQUIRED

      The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at this meeting is necessary to ratify the selection of Ernst & Young LLP.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      OUR COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR COMPANY'S INDEPENDENT AUDITORS, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                          REPORT OF THE AUDIT COMMITTEE

      The following is the report of the Audit Committee with respect to our audited financial statements for the year ended March 31, 2001, included in our Annual Report on Form 10-K for that year. The Audit Committee has reviewed and discussed these audited financial statements with management of Hoover's. The Audit Committee has reviewed and discussed with Hoover's independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the financial statements. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from Hoover's. The Audit Committee also has considered whether the provision of services by Ernst & Young LLP to Hoover's as described above under the caption "Ratification of Appointment of Independent Public Accountants" is compatible with maintaining the independence of Ernst & Young LLP.

      Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Hoover's Annual Report on Form 10-K for the year ended March 31, 2001 for filing with the Securities and Exchange Commission.

                                             Audit Committee:

                                             Stephen R. Zacharias, Chairman

                                             Thomas J. Hillman

      THE PRECEDING REPORT OF THE AUDIT COMMITTEE, OR REFERENCES IN THIS PROXY STATEMENT TO THE INDEPENDENCE OF THE AUDIT COMMITTEE, SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY OF OUR PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 WHICH MIGHT INCORPORATE FILINGS MADE BY US UNDER THOSE ACTS, NOR WILL SUCH REPORT BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS MADE BY US UNDER THOSE ACTS, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE. THE FULL RESPONSIBILITIES OF THE AUDIT COMMITTEE ARE SET FORTH IN ITS CHARTER, ADOPTED BY OUR BOARD OF DIRECTORS, WHICH IS INCLUDED AS APPENDIX A TO THIS PROXY STATEMENT.

                                  PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding beneficial ownership of our common stock as of July 19, 2001 by (1) all persons who are beneficial owners of five percent (5%) or more of our common stock, (2) each of our directors and director nominees, (3) each of our executive officers named in the Summary Compensation Table below, and (4) all current executive officers and directors as a group.

                                                                                AMOUNT AND NATURE OF        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP (1)    COMMON STOCK
------------------------------------                                           ------------------------    ------------
Warner Books Multimedia Corp............................................                  2,627,080             17.09%
      Time and Life Building
      1271 Avenue of the Americas
      New York, New York 10020
Media General, Inc......................................................                  2,415,000 (2)         15.69%
      333 East Franklin Street
      Richmond, VA 23219
Knowledge Universe, Inc.................................................                  1,022,726 (3)          6.65%
      844 Moraga Drive
      Los Angeles, CA 94049
Patrick J. Spain........................................................                    611,915 (4)          3.86%
Jeffrey R. Tarr.........................................................                     33,438 (5)              *
Carl G. Shepherd........................................................                    227,173 (6)          1.46%
Lynn Atchison...........................................................                    145,061 (7)              *
Jani Farlow Spede.......................................................                    102,236 (8)              *
Thomas M. Ballard.......................................................                     49,425 (9)              *
William S. Berkley......................................................                    316,813(10)          2.06%
Alan Chai...............................................................                    172,755(11)          1.12%
Thomas J. Hillman.......................................................                    302,753(12)          1.97%
Gary E. Hoover..........................................................                     18,000(13)              *
Laurence J. Kirshbaum...................................................                         --                --
Stephen R. Zacharias....................................................                     24,500(14)              *
All directors and executive officers as a group (14 persons)............                  2,060,056(15)         12.39%

-----------
* Indicates less than 1%.

(1) Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission under Rule 13d-3(d)(i). Percentage of beneficial ownership is based on 15,373,175 shares of our common stock outstanding as of July 19, 2001. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of our common stock subject to options and warrants held by that person that are currently exercisable, or will become exercisable within 60 days following July 19, 2001, are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Includes 15,000 shares issuable upon exercise of warrants.

(3) The shares held by such stockholder are held of record by its indirect subsidiaries, Knowledge Net Holdings, Inc. and Nextera Enterprises, Inc.

(4) Includes 476,047 shares issuable upon exercise of stock options, and 19,250 shares held in trust for the benefit of members of Mr. Spain's family.

(5) Includes 23,438 shares issuable upon exercise of stock options.

(6) Includes 215,653 shares issuable upon exercise of stock options.

(7) Includes 140,511 shares issuable upon exercise of stock options.

(8)  Includes 102,236 shares issuable upon exercise of stock options.

(9)  Includes 45,625 shares issuable upon exercise of stock options.

(10) Includes 4,500 shares issuable upon exercise of stock options. Also includes 68,336 shares held by Tension Envelope Corporation, 5,000 shares held by Caber Corporation and 1,000 shares held by Treco Corporation, of which Mr. Berkley is a principal.

(11) Includes 7,500 shares issuable upon exercise of currently exercisable warrants and 60,000 shares of common stock issuable upon exercise of stock options.

(12) Includes 4,500 shares issuable upon exercise of stock options. This number also includes 37,819 shares of common stock held by the Hillman Family Partnership, 44,569 shares held by JMT Fund, Inc. and 157,710 shares held by various trusts for the benefit of Mr. Hillman's family.

(13) Includes 7,500 shares issuable upon exercise of warrants and 4,500 shares issuable upon exercise of stock options.

(14) Includes 4,500 shares issuable upon exercise of stock options.

(15) See notes (4) through (14).

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

      Our executive officers are as follows:

NAME                     AGE        POSITION
----                     ---        --------
Patrick J. Spain          49        Chairman of the Board
Jeffrey R. Tarr           38        Chief Executive Officer and President
Carl G. Shepherd          48        Executive Vice President, Hoover's Media Technologies
Lynn Atchison             41        Senior Vice President and Chief Financial Officer
Jani Farlow Spede         33        Senior Vice President and Publisher, Hoover's Online
Thomas M. Ballard         43        Vice President, Technology and Chief Information Officer
Kris Rao                  32        Vice President and General Counsel
Gehan Talwatte            36        Managing Director, Hoover's Online Europe Limited

      Biographical information for Mr. Spain and Mr. Tarr is set forth under Proposal I -"Election of Directors".

      MR. SHEPHERD has served as Hoover's Executive Vice President, Hoover's Media Technologies since December 2000. He previously served as Executive Vice President, New Ventures from March 2000 to December 2000, and as Executive Vice President and Chief Operating Officer from June 1997 to March 2000. From August 1995 to June 1997, Mr. Shepherd served as Vice President, Business Development of Human Code, a software development company. From December 1992 to March 1995, Mr. Shepherd served as Chief Financial Officer of Hanley-Wood, a trade magazine publisher. Mr. Shepherd has held positions with both consumer and trade magazine publishers including TEXAS MONTHLY, BUILDER AND REMODELING and the DALLAS MORNING NEWS. Previously, Mr. Shepherd was a senior manager with Andersen Consulting's New York office. Mr. Shepherd holds a B.A. in Business Administration from Texas Christian University and an M.B.A from the University of Texas.

      MS. ATCHISON has served as Hoover's Chief Financial Officer and Vice President, Finance and Administration since May 1996. Ms. Atchison was promoted to Senior Vice President, Finance, in March 1999. From November 1993 to April 1996, Ms. Atchison served as Chief Financial Officer of Travelogix, a provider of travel ticketing systems software. Prior to that, Ms. Atchison worked for Trilogy Development, a provider of sales automation software, and worked for eight years as a certified public accountant with Ernst & Young. Ms. Atchison holds a B.B.A. in Accounting from Stephen F. Austin State University.

      MS. SPEDE has served as Hoover's Senior Vice President and Publisher, Hoover's Online, since December 2000. She served as Hoover's Senior Vice President, Advertising and E-commerce, from November 1999 through December 2000, and served as Vice President, Advertising and E-commerce, from March 1999 to November 1999. From December 1996 to March 1999, Ms. Spede served as Hoover's Vice President, Marketing and Communications. From January 1996 to December 1996, Ms. Spede served as Hoover's Director, Corporate Communications, and from September 1995 to January 1996, served as Hoover's Publicity Manager. Prior to joining Hoover's, Ms. Spede directed online strategic planning and coordinated publicity and community affairs for Shands Hospital at the University of Florida. Ms. Spede holds a B.S. in English from Ball State University.

      MR. BALLARD has served as Hoover's Vice President, Technology and Chief Information Officer since October 1998. From March 1987 to July 1998. Mr. Ballard served as Vice President of Medianet/TradeOne, a subsidiary of Affiliated Computer Services, where he designed, developed and maintained systems to track marketing, advertising, and financial data for companies in the high tech industry. Mr. Ballard holds a B.A. in Computer Information Systems, with emphasis on Business Management, from Southwest Texas State University.

      MR. RAO has served as Hoover's Vice President and General Counsel since January 2000. From August 1996 through January 2000, Mr. Rao served as Assistant General Counsel of the Public Broadcasting Service, where he was responsible for the legal affairs of PBS Video and the Webby Award-winning PBS ONLINE web site. From October 1993 through July 1996, Mr. Rao was an attorney with Kahn, Kleinman, Yanowitz and Arnson in Cleveland, Ohio, specializing in corporate and securities law issues affecting growth companies. Mr. Rao holds a B.A. from Case Western Reserve University and a J.D. from Harvard Law School.

      MR. TALWATTE has served as Managing Director of our Hoover's Online Europe Limited subsidiary since May 2000. Mr. Talwatte was employed by Dun & Bradstreet, a global provider of business information, from September 1992 through April 2000. From January 1999 to April 2000, he served as a Partner responsible for the European operations of eccelerate.com, a Dun & Bradstreet subsidiary providing trust and information solutions for business-to-business electronic commerce. He previously served in various strategy, business development and marketing roles at Dun & Bradstreet in the U.S., Europe and Asia, including as Global Director, Internet and Online Channels from January to December 1998, and as Director of Electronic Commerce for Europe from

May 1995 to December 1997. Mr. Talwatte holds both a Master of International Affairs in International Business and an M.B.A. from Columbia University, as well as a B.A. in Economics and Political Science from Swarthmore College.

EMPLOYMENT CONTRACTS; CHANGE-IN-CONTROL AND INDEMNIFICATION ARRANGEMENTS

      Except for Messrs. Tarr, Spain and Talwatte, the executive officers serve at the discretion of our Board of Directors. In addition to the severance arrangements described below, certain provisions of our 1999 Stock Incentive Plan may have the effect of discouraging, delaying or preventing a change in control of our company or unsolicited acquisition proposals. The Plan Administrator under the 1999 Stock Incentive Plan may structure one or more options granted to our executive officers so that these options immediately accelerate in the event the executive officers are terminated involuntarily within a designated period (not to exceed 18 months) following the effective date of any change in control. We have entered into indemnification agreements with all of our executive officers.

      We maintain directors' and officers' liability insurance and our Bylaws provide for mandatory indemnification of officers to the fullest extent permitted by Delaware law.

EMPLOYMENT AGREEMENT WITH MR. TARR

      We have entered into an employment agreement with Mr. Tarr effective May 22, 2001, pursuant to which Mr. Tarr serves as our Chief Executive Officer and President, reporting to the Board of Directors. Mr. Tarr receives an annual base salary of $250,000 and is eligible to receive a bonus of up to 50% of his base salary based on achieving specified performance criteria. Mr. Tarr was also granted options to purchase 375,000 shares of Hoover's common stock pursuant to his Employment Agreement. Such options vest quarterly over a period of four years, with 225,000 options granted at an exercise price of $3.40 per share (the closing price of our common stock on the Nasdaq National Market on May 22, 2001) and 150,000 options granted at an exercise price of $5.00 per share. Such options accelerate in the event of an involuntary termination other than for cause or Mr. Tarr's resignation upon a material reduction of duties within one year following a change in control of the company. If such event occurs on or prior to May 22, 2002, Mr. Tarr's options shall accelerate such that a total of one-half (1/2) of the option shares will become fully vested as of the date of the termination or resignation and may be exercised for any or all of such accelerated option shares. If such event occurs after May 22, 2002, Mr. Tarr's options shall accelerate such that the total number of options shares that would be fully exercisable 18 months following the date of the termination or resignation will become fully vested as of the date of the termination or resignation and may be exercised for any or all of such accelerated option shares.

      The agreement may be terminated at any time by either party upon 30 days' prior written notice, provided that Mr. Tarr is entitled to receive one year's salary as severance in the event of his termination other than for cause or in the event of Mr. Tarr's resignation upon a material reduction of his duties. The agreement contains customary provisions relating to non-competition, the protection of confidential information and non-solicitation of Hoover's employees or clients upon termination of Mr. Tarr's employment.

EMPLOYMENT AGREEMENT WITH MR. SPAIN

      We have entered into an employment agreement with Mr. Spain to serve as Executive Chairman, effective May 22, 2001 pursuant to which Mr. Spain receives an annual base salary of $300,000. Mr. Spain was also granted options to purchase 50,000 shares of Hoover's common stock pursuant to his Employment Agreement. Such options vest quarterly over a period of four years and were granted at an exercise price of $3.40 per share (the closing price of our common stock on the Nasdaq National Market on May 22, 2001). The employment agreement provides for the following understandings with respect to Mr. Spain's stock options: (i) in the event of termination of Mr. Spain's employment without cause or his termination of the agreement for specified reasons, the Company, at Mr. Spain's request, will extend a loan to Mr. Spain of funds sufficient to allow his exercise of all of his options to acquire Hoover's common stock which had an exercise price less than $3.40 per share on May 22, 2001, as well as the 50,000 options granted to Mr. Spain on such date. Such loan will be a full-recourse loan, secured by the shares acquired, and will be repayable over two years; and (ii) the terms of all of Mr. Spain's options with an exercise price equal or greater than $3.40 per share on May 22, 2001 were amended to allow Mr. Spain a period equal to the lesser of two years or the balance of time remaining prior to the expiration of such option in which to exercise such option following the cessation of Mr. Spain's service with the company. These accommodations were carefully designed to allow Mr. Spain the fullest opportunity to exercise and receive value from the options to acquire our common stock, which he has earned to date during his eleven-year tenure.

      The agreement may be terminated at any time by either party upon 30 days' prior written notice, provided that Mr. Spain is entitled to receive continued benefits and one year's salary as severance in the event of his termination other than for cause, or termination of the agreement by Mr. Spain for certain specified reasons. The agreement contains customary provisions relating to non-competition, the protection of confidential information and non-solicitation of Hoover's employees or clients upon termination of Mr. Spain's employment.

EMPLOYMENT AGREEMENT WITH MR. TALWATTE

      Our Hoover's Online Europe Limited subsidiary has entered into an employment agreement with Mr. Talwatte, pursuant to which Mr. Talwatte serves as its Managing Director. Mr. Talwatte receives an annual base salary of 130,000 British pounds, and is eligible to receive a bonus of up to 50% of his base salary based on achieving specified performance criteria. Mr. Talwatte was also granted options to purchase three percent of the outstanding equity of Hoover's Online Europe Limited, pursuant to his Employment Agreement. Such options vest annually over a period of four years. The agreement may be terminated at any time by either party upon three months' prior written notice. The agreement may be terminated without notice provided that Mr. Talwatte receives three months' salary in lieu of notice. The agreement contains customary provisions relating to non-competition, the protection of confidential information and non-solicitation of Hoover's employees or clients upon termination of Mr. Talwatte's employment.

SEVERANCE AGREEMENTS

      We have entered into severance agreements with Ms. Atchison, Ms. Spede and Messrs. Ballard, Shepherd and Rao providing for payments in the event of the termination of any of such individuals other than for cause. Such individuals are entitled to receive as severance three months' salary in the event of their termination; provided that such payments are increased to six months in the event such termination occurs within one year following a change in control of the company or a change in our Chief Executive Officer. As a result of our retaining Mr. Tarr as our new Chief Executive Officer, these agreements would require the payment of six months' severance upon termination without cause of any of the above-named individuals prior to May 22, 2002.

SUMMARY COMPENSATION TABLE

      The following table provides certain summary information concerning the compensation earned by Mr. Spain, who served as our Chief Executive Officer during Fiscal Year 2001, and each of the four other most highly compensated executive officers whose salary and bonus for the Fiscal Year 2001 exceeded $100,000 for services rendered in all capacities to us during the Fiscal Years ended March 31, 1999, 2000 and 2001. These individuals are referred to as the Named Officers. No individual resigned during the last Fiscal Year who would otherwise have been required to have been included in the table.

                             ANNUAL COMPENSATION (1)
                             -----------------------
                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                    ------------
                                                                                     SECURITIES
NAME AND                                                                             UNDERLYING
PRINCIPAL POSITION                  FISCAL YEAR      SALARY          BONUS             OPTIONS
------------------                  -----------      ------          -----             -------
Patrick J. Spain                       2001         $277,520           -               200,000
CHAIRMAN OF THE BOARD,                 2000         $215,694        $150,000           112,500
CHIEF EXECUTIVE OFFICER AND            1999         $144,236         $25,000            75,000
PRESIDENT (2)

Carl G. Shepherd                       2001         $214,187         $40,000           124,000
EXECUTIVE VICE PRESIDENT,              2000         $152,680         $24,000              -
HOOVER'S MEDIA TECHNOLOGIES,           1999          $97,694         $12,000           106,500
INC.

Lynn Atchison                          2001         $200,965         $32,000           100,000
SENIOR VICE PRESIDENT AND              2000         $119,417         $25,000            64,000
CHIEF FINANCIAL OFFICER                1999          $80,389         $10,000            60,000

Jani Farlow Spede                      2001         $190,965         $77,740           100,000
SENIOR VICE PRESIDENT                  2000         $109,806         $28,146            42,500
AND PUBLISHER, HOOVER'S ONLINE         1999          $61,542          $5,500            45,000

Thomas M. Ballard                      2001         $147,187         $20,000            43,000
VICE PRESIDENT AND CHIEF               2000         $104,806         $20,000            77,500
INFORMATION OFFICER                    1999          $40,547           -                  -

----------------

  (1) Excludes certain perquisites and other benefits which did not exceed the lesser of $50,000 or 10% of any of the officers' total salary and bonus.
  (2) Mr. Spain served as Chief Executive Officer and President until his resignation from these offices in May 2001. He continues to serve as Executive Chairman of the Board.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

      The following table sets forth information concerning stock options granted to each of the Named Executive Officers during Fiscal Year 2001.

                                                                                                 POTENTIAL REALIZABLE
                         NUMBER OF      % OF TOTAL                                             VALUE OF ASSUMED ANNUAL
                         SECURITIES      OPTIONS                                                 RATES OF STOCK PRICE
                         UNDERLYING     GRANTED TO                                             APPRECIATION FOR OPTION
                          OPTIONS       EMPLOYEES                                                      TERM (2)
                        GRANTED (1)     IN FISCAL     EXERCISE PRICE PER                       --------------------------
         NAME               (6)            YEAR          SHARE (3) (7)      EXPIRATION DATE        5%           10%
         ----           -------------   ----------    -------------------   ----------------   -----------    -----------
 Patrick J. Spain         100,000 (4)      4.97%               $7.44             6/5/2010         $467,898    $1,185,744
                          100,000 (5)       4.97                1.56           12/21/2010           98,108       248,624

 Carl G. Shepherd          62,000 (4)       3.08                7.44             6/5/2010          290,097       735,162
                           62,000 (5)       3.08                1.56           12/21/2010           60,827       154,147

 Lynn Atchison             50,000 (4)       2.49                7.44             6/5/2010          233,949       592,872
                           50,000 (5)       2.49                1.56           12/21/2010           49,054       124,312

 Jani Farlow Spede         50,000 (4)       2.49                7.44             6/5/2010          233,949       592,872
                           50,000 (5)       2.49                1.56           12/21/2010           49,054       124,312

 Thomas M. Ballard         22,500 (4)       1.12                7.44             6/5/2010          105,277       266,792
                           22,500 (5)       1.12                1.56           12/21/2010           22,074        55,940
-----------

  (1) During Fiscal Year 2001, we granted employees, including the above Named Executive Officers, options to purchase an aggregate of 2,011,926 shares of common stock under our 1999 Stock Incentive Plan.

  (2) The amount shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

  (3) The Compensation Committee has the authority to effect the cancellation of the options and to grant, in substitution therefor, new options covering the same or a different number of shares, but with an exercise price per share based upon the fair market value of the option shares on the new grant date.

  (4) The option will become exercisable in four (4) equal annual installments upon the optionee's completion of each year of service measured from the grant date.

  (5) The option will become exercisable with respect to 16.67%, or 1/6 of the option shares, upon completion of six (6) months of service following the grant date. After the first six months, vesting will be pro-rata 1/36 to allow for monthly vesting over the remainder of the 3-year vesting period.

  (6) The option will become exercisable on an accelerated basis upon a liquidation or dissolution of our company, or a merger or consolidation in which there is a change in ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities, unless the option is assumed by the surviving entity. In addition, the Compensation Committee of the Board of Directors may accelerate the vesting of the option in the event (a) there is a change in the composition of the Board of Directors over a period of two years or less such that those individuals serving as Board members at the beginning of the period cease to represent a majority of the Board, or (b) change of ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a hostile tender offer.

  (7) The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to our company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by (a) authorizing a loan from us in a principal amount not to exceed the aggregate exercise price, plus any tax liability incurred in connection with the exercise or (b) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2001 AND FISCAL YEAR-END VALUES

      The following table shows the number of shares covered by both exercisable and unexercisable stock options held by the Named Executive Officers as of March 31, 2001, and the values for exercisable and unexercisable options. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. This calculation is based on the fair market value on March 30, 2001 (the last trading day of our Fiscal Year 2001) of $2.15625 per share, less the exercise price.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                             OPTIONS                IN-THE-MONEY OPTIONS ON
                                                      ON MARCH 31, 2001 (2)              MARCH 31, 2001
                          SHARES                      ---------------------              --------------
                         ACQUIRED       VALUE
NAME                    ON EXERCISE   REALIZED(1)  EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                    -----------   -----------  -----------   -------------    -----------    -------------
Patrick J. Spain             61,800      $71,456        378,825         321,875        $225,797         $59,625
Carl G. Shepherd                  -          N/A        159,750         177,250             -0-         $36,968
Lynn Atchison                     -          N/A        101,900         173,100          $4,453         $29,813
Jani Farlow Spede                 -          N/A         74,875         150,125          $2,344         $29,813
Thomas M. Ballard                 -          N/A         35,000          87,500             -0-        $ 13,416

  (1) Value is determined by subtracting the exercise price from the fair market value of our common stock on March 30, 2001 ($2.15625 per share based upon the closing sale price of our common stock on the Nasdaq National Market on such date) and multiplying by the number of shares underlying the options.

  (2) "Exercisable" refers to those options which were both exercisable and vested, while "Unexercisable" refers to those options which were unvested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Board of Directors currently consists of Mr. Berkley. Mr. Fink also served as a member of the Compensation Committee prior to his resignation from the Board of Directors. Neither Mr. Berkley nor Mr. Fink is or was an officer or employee, or former officer or employee, of us or any of our subsidiaries. Messrs. Berkley and Fink served on the Compensation Committee for Fiscal Year 2001. Mr. Fink is currently the Chairman of both Nextera Enterprises, Inc. and Vice Chairman of Knowledge Universe, L.L.C. (the ultimate parent company of Knowledge Net Holdings). Knowledge Net Holdings, L.L.C. owns greater than five percent of our outstanding common stock. In connection with the purchase of shares of our common stock on June 11, 1999, we concurrently entered into an agreement with Knowledge Net Holdings, L.L.C. and Nextera Enterprises, Inc., pursuant to which they will purchase from us, at fair value, at least $2.0 million of various services, which may include advertising on our Web site, sponsorship of feature or content areas of our Web site, licensing of our company or industry information and/or enterprise subscriptions. We recognized revenues of $634,000 during the Fiscal Year 2001 pursuant to this agreement. Knowledge Net Holdings has also agreed that it, and its affiliates, will not directly or indirectly, unless approved by our disinterested directors, acquire beneficial ownership of, or voting control over, more than 49% of our common stock prior to June 2002.

      No current executive officer of our company has ever served as a member of the Board of directors or compensation committee of any other entity that has, or has had, one or more executive officers serving as a member of our company's Board of Directors or Compensation Committee.

REPORT ON EXECUTIVE COMPENSATION

      During Fiscal Year 2001, compensation decisions concerning our executive officers were made by the Compensation Committee of the Board of Directors, which was composed of non-employee directors Messrs. Berkley and Fink. The Compensation Committee also consulted periodically with Mr. Kirshbaum on executive compensation matters due to his experience and knowledge of the industry. The following report describes the procedures employed by the Compensation Committee in formulating the compensation policy for our executive officers during Fiscal Year 2001.

      It is the duty of the Compensation Committee to review and determine the salaries and bonuses of our executive officers, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee believes that the compensation policies for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation policies should support our short-term and long-term strategic goals and values and should reward individual contributions to our success. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to such individuals.

      The following objectives are evaluated and considered when making compensation decisions: (1) provide competitive annual cash compensation to attract, retain and motivate high-caliber executives; (2) align the interests of executives with those of our stockholders through equity-based compensation and/or equity ownership; and (3) communicate overall corporate objectives to executives so that all parties are working towards a similar goal.

GENERAL

      Our overall philosophy is to reward executives for building long-term value for our stockholders, and to provide overall compensation packages that will enable us to attract and retain qualified executives in our competitive industry. We compensate our executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both our near-term and long-term financial performance. In addition, our compensation structure also rewards individual performance that furthers our goals. Elements of our compensation structure include the following:

      -  Base Salary

      -  Annual Incentives

      -  Equity Incentives/Equity Ownership

      Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements which cumulatively provide a level of compensation roughly equivalent to that paid by peer companies. The actual value of total compensation is ultimately based on performance, and will be strongly linked to stockholder value.

BASE SALARY

      Base salary and increases in base salary are primarily determined by individual performance. Each executive officer's base salary is adjusted each year on the basis of (1) the Compensation Committee's evaluation of the officer's personal performance for the year, taking into account the recommendation of the Chief Executive Officer, and (2) the competitive marketplace for persons in comparable positions. Our financial performance may also be a factor in determining the base salaries of executive officers. In many instances, the qualitative factors involve a subjective assessment by the Compensation Committee.

ANNUAL INCENTIVES

      We maintain annual cash incentive bonus programs to reward executive officers, and other key employees, for attaining pre-established corporate performance goals. The annual incentives vary significantly based on our profitability, revenue growth and total stockholder return; the achievement of our strategic objectives; and each individual's contribution towards that performance. In setting corporate performance goals, we consider our historical performance and underlying business model, as well as external and internal expectations related to overall financial and operating performance.

EQUITY INCENTIVES/EQUITY OWNERSHIP

      We believe it is important to align the interests of the executive officers with those of our stockholders. In our opinion, equity incentives and ownership are a way of achieving this objective. We believe equity-based incentives are an effective means of aligning the interests of executives with those of stockholders. We utilize our 1999 Stock Incentive Plan to grant the equity-based incentives. Options granted under the 1999 Plan have an exercise price equal to the market price of our stock on the date of grant, and carry a ten-year term. In general, the greater responsibility an executive officer has, the greater the equity portion of his or her total compensation package. To encourage employee ownership and to provide employees with a significant incentive to grow the value of the business through performance, we have established an all-employee grant of stock options. Additionally, employees have the ability to participate in our Employee Stock Purchase Plan.

COMPLIANCE WITH INTERNAL REVENUE CODE

      Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation, other than performance-based compensation, in excess of $1,000,000 paid by a corporation to its chief executive officer and the other most highly compensated executive officers of a corporation. We have not and do not currently anticipate paying cash compensation in excess of $1,000,000 per annum to any employee. We anticipate that any compensation deemed paid by us in connection with the exercise of options will qualify as performance-based compensation. The Board of Directors will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

COMPENSATION OF THE CEO

      Mr. Spain served as our CEO during all of Fiscal Year 2001. In setting Mr. Spain's compensation, the Compensation Committee sought to be competitive with companies of similar size within our industry in light of the highly competitive environment for experienced senior management. Mr. Spain's base salary for Fiscal Year 2001 was $275,000, which is in the median range of salary levels for chief executive officers at comparable peer companies. We commissioned a study from a consultant to determine these salary levels. The Compensation Committee continues to assess the market data for chief executive officers' salary levels at comparable companies within our industry to ensure that our CEO compensation is consistent with our stated compensation objectives relative to base salary. Mr. Spain's Fiscal Year 2001 incentive-based compensation was based on our actual financial performance in achieving designated corporate objectives and attaining strategic objectives measured against competitor performance of comparable companies within our industry and also included components based upon Mr. Spain's personal performance. Mr. Spain received a cash bonus of $75,000 (which was paid following the end of Fiscal Year 2001) based upon our performance in achieving the stated corporate objectives in an extremely difficult environment and Mr. Spain's significant contribution in achieving that performance both in terms of leadership and strategic vision. We granted Mr. Spain stock options to purchase an aggregate of 200,000 shares of common stock in Fiscal Year 2001 with exercise prices ranging from $1.5625 to $7.44 per share. These grants were based upon his performance and leadership and were intended to place a significant portion of Mr. Spain's total compensation at risk because the value of the options depend upon the appreciation of our stock over the terms of the options.

SUMMARY

      It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, and to attract and retain qualified executives in our highly competitive industry, in both the short and long-term.

      Submitted by the Compensation Committee of the Board of Directors:

                                          William S. Berkley

STOCK PERFORMANCE GRAPH

      The graph below depicts our stock price as an index, assuming $100 invested on March 31, 2000, along with the composite prices of companies listed in the Nasdaq Stock Market (U.S. Companies) Index and a composite of the following peer group companies: Edgar Online, Inc., OneSource Information Service, Inc., MarketWatch, Inc., Multex, Inc., and The Street.com, Inc. This information has been provided to us by the Nasdaq Stock Market. The comparisons in the graph are required by regulations of the Securities and Exchange Commission and are not intended to forecast or to be indicative of the possible future performance of our common stock.

                                                 Cumulative Total Return
                 3/31/00 4/30/00 5/31/00 6/30/00 7/31/00  8/31/00 9/30/00 10/31/00 11/30/00 12/31/00 1/31/01 2/28/01  3/31/01
Hoover's Inc.      $100    $75     $75     $82     $78      $71     $36     $31      $26      $38      $36     $24      $33
Peer Group         $100    $97     $111    $111    $107     $82     $69     $51      $52      $72      $71     $51      $56
Nasdaq Stock       $100    $95     $106    $53     $93      $46     $85     $54      $66      $70      $62     $97      $86
Market (U.S.)

      THE PRECEDING REPORT ON EXECUTIVE COMPENSATION AND THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY OF OUR PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, WHICH MIGHT INCORPORATE FILINGS MADE BY US UNDER THOSE ACTS, NOR WILL SUCH REPORT OR GRAPH BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS MADE BY US UNDER THOSE ACTS, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE.

CERTAIN TRANSACTIONS WITH MANAGEMENT

      We have adopted a policy that all related-party transactions are required to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board, and will be on terms no less favorable to us than we could obtain from unaffiliated third parties.

MEDIA GENERAL

      Media General owns greater than five percent of our outstanding common stock. Mr. Zacharias, who served as Treasurer of Media General through January 2001, is a member of our Board of Directors. In June 1996, we entered into a distributor agreement with Media General Financial Services, a wholly-owned subsidiary of Media General. Under this agreement, Media General Financial Services has licensed certain of their financial data to us for integration into our products and services. We entered into a new agreement with Media General Financial Services dated June 1, 1999, pursuant to which we pay a royalty based on our monthly net revenue as compensation for our licensing of the Media General data, which totaled approximately $561,000 during Fiscal Year 2001.

      On July 14, 2000, Media General exercised a warrant to purchase an additional 750,000 shares of our common stock at an exercise price of $4.67 per share. Media General has agreed that it and its affiliates will not directly or indirectly acquire beneficial ownership of, or voting control over, more than 49% of our common stock at any time prior to June 2002.

WARNER BOOKS

      Warner Books Multimedia Corp. owns greater than five percent of our outstanding common stock. Mr. Kirshbaum, the Chairman and Chief Executive Officer of Time Warner Trade Publishing, the parent company of Warner Books, which is, in turn, the parent company of Warner Books Multimedia Corp., is a member of our Board of Directors. On January 29, 2001, we entered into a strategic agreement with the FORTUNE Group, a division of Time, Inc., which shares common ownership with Warner Books Mulitmedia Corp. Pursuant to this agreement, we share content with the FORTUNE Group Websites, and have each agreed to purchase minimum amounts of advertising from the other. On May 9, 2000, Warner Books Multimedia Corp. exercised warrants to purchase an additional 360,000 shares of our common stock at an exercise price of $3.33 per share and 15,000 shares of our common stock at an exercise price of $4.33 per share. As part of its initial purchase of shares of our common stock, Warner Books has agreed that it and its affiliates will not directly or indirectly acquire beneficial ownership of, or voting control over, more than 49% of our common stock prior to June 2002.

KNOWLEDGE UNIVERSE

      See "Compensation Committee Interlocks and Insider Participation."

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

      Based solely on review of the copies of the forms furnished to us, or written representations from certain reporting persons that no Forms 5 were required, we believe that, during Fiscal Year 2001, all of our executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                              STOCKHOLDER PROPOSALS

      Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2002 annual meeting of stockholders, and in our proxy statement and form of proxy relating to that meeting, must be received by us at our offices in Austin, Texas, addressed to our Secretary, no later 120 days prior to the date of this proxy statement. With respect to any stockholder proposal submitted outside of Rule 14a-8, persons acting as proxies shall have discretionary authority to vote against any proposal presented at our 2002 annual meeting of stockholders, unless we receive notice of such proposal in the manner specified in the preceding sentence. These proposals must comply with applicable Delaware law, certain rules and regulations promulgated by the Securities and Exchange Commission, and the procedures set forth in our Bylaws.

                           ANNUAL REPORT ON FORM 10-K

      WE WILL MAIL TO ANY STOCKHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2001, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS, AT OUR EXECUTIVE OFFICES LOCATED AT 5800 AIRPORT BLVD., AUSTIN, TEXAS 78752.

                                  OTHER MATTERS

      Our Board of Directors is not aware of any matter to be presented for action at this meeting other than the matters set forth in this proxy statement. Should any other matter requiring a vote of the stockholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment of our interest. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                                    By Order of the Board of Directors,


                                    Lynn Atchison
                                    SECRETARY


July 27, 2001

                                 HOOVER'S, INC.

                             AUDIT COMMITTEE CHARTER

I.    PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation's audit and financial reporting processes.

      The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the stockholders. These representatives have the ultimate authority to select, evaluate and, where appropriate, replace the independent accountants.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.   COMPOSITION

      The Audit Committee shall be comprised of three independent directors. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III.  MEETINGS

      The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV.   RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties the Audit Committee shall:

               (1) Review this Charter at least annually and recommend any changes to the Board.

               (2) Review the Corporation's annual financial statements and any other relevant reports or other financial information.

               (3) Review the regular internal financial reports prepared by management and any internal auditing department.

               (4) Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

               (5) Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

               (6) Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

               (7) Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                 HOOVER'S, INC.
                            1999 STOCK INCENTIVE PLAN
               (AMENDED AND RESTATED AS OF JULY 25, 2001, PENDING
                    STOCKHOLDER APPROVAL AT THE SEPTEMBER 11,
                              2001 ANNUAL MEETING)

                                   ARTICLE ONE

                               GENERAL PROVISIONS

I.       PURPOSE OF THE PLAN

         This 1999 Stock Incentive Plan is intended to promote the interests of Hoover's, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

         Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

         All share numbers reflect the Corporation's 0.75-for-1 reverse stock split effected June 29, 1999.

II.      STRUCTURE OF THE PLAN

         A.   The Plan shall be divided into five separate equity programs:

                         (i)   the Discretionary Option Grant Program under
which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                         (ii)  the Salary Investment Option Grant Program under
which eligible employees may elect to have a portion of their base salary invested each year in special options,

                         (iii) the Stock Issuance Program under which eligible
persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

                         (iv)  the Automatic Option Grant Program under which
eligible non-employee Board members shall automatically receive options at periodic intervals to purchase shares of Common Stock; and

                         (v)   the Director Fee Option Grant Program under which
non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special option grant.

         B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.     ADMINISTRATION OF THE PLAN

         A.   The following provisions shall govern the administration of the
Plan:

                         (i)   The Board shall have the authority to administer
the Discretionary Option Grant and Stock Issuance Programs with respect to
Section 16 Insiders but may delegate such authority in whole or in part to the Primary Committee.

                         (ii)  Administration of the Discretionary Option Grant
and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

                         (iii) The Primary Committee shall have the sole and
exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

                         (iv)  Administration of the Automatic Option Grant and
Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs.

         B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full power and authority subject to the provisions of the Plan:

                         (i)   to establish such rules as it may deem
appropriate for proper administration of the Plan, to make all factual determinations, to construe and interpret the provisions of the Plan and the awards thereunder and to resolve any and all ambiguities thereunder;

                         (ii)  to determine, with respect to awards made under
the Discretionary Option Grant and Stock Issuance Programs, which eligible persons are to receive such awards, the time or times when such awards are to be made, the number of shares to be covered by each such award, the vesting schedule (if any) applicable to the award, the status of a granted option as either an Incentive Option or a Non-Statutory Option and the maximum term for which the option is to remain outstanding;

                         (iii) to amend, modify or cancel any outstanding
award with the consent of the holder or accelerate the vesting of such award;
and

                         (iv)  to take such other discretionary actions as
permitted pursuant to the terms of the applicable program.

Decisions of each Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties.

         C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

         D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any options or stock issuances under the Plan.

IV.      ELIGIBILITY

         A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                       (i)   Employees,

                       (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                       (iii) consultants and other independent advisors who
              provide services to the Corporation (or any Parent or Subsidiary).

         B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

         C. Only non-employee Board members shall be eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

V.       STOCK SUBJECT TO THE PLAN

         A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Subject to Paragraph B below, the maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 4,258,440 shares. Such authorized share reserve consists of (i) the 2,195,895 shares initially reserved under the Plan, (ii) an additional increase of 1,500,000 shares authorized by the Board in June 2000 and approved by the Corporation's stockholders at the 2000 annual meeting, plus (iii) 562,545 shares added to the Plan under the automatic share increase provision of Paragraph B below, of which 248,796 shares were added in January 2000 and 313,749 shares were added in January 2001.

         B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during the term of the Plan by an amount equal to 2% of the shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, but in no event shall any such annual increase exceed 375,000 shares.

         C. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 375,000 shares of Common Stock in the aggregate per calendar year.

         D. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent those options expire, terminate or are cancelled for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original exercise or issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent options or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under the Plan shall NOT be available for subsequent issuance.

         E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the Plan, (iii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iv) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                     ARTICLE TWO

                         DISCRETIONARY OPTION GRANT PROGRAM


I.       OPTION TERMS

         Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

         A.   EXERCISE PRICE.

              1. The exercise price per share shall be fixed by the Plan Administrator at the time of the option grant.

              2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section II of Article Seven and the documents evidencing the option, be payable in cash or check made payable to the Corporation and may also be paid in the following forms:

                   (i) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                   (ii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-approved brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

         Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of 10 years measured from the option grant date.

         C.   CESSATION OF SERVICE.

              1. The following provisions shall govern the exercise of any options outstanding at the time of the Optionee's cessation of Service or death:

                   (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                   (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by his or her Beneficiary.

                   (iii) During the applicable post-Service exercise period,
              the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                   (iv) Should the Optionee's Service be terminated for Misconduct or should the Optionee engage in Misconduct while his or her options are outstanding, then all such options shall terminate immediately and cease to be outstanding.

              2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding:

                   (i) to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service to such period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                   (ii) to permit the option to be exercised, during the applicable post-Service exercise period, for one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

         D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

         E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

         F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than to a Beneficiary following the Optionee's death. Non-Statutory Options shall be subject to the same restrictions, except that a Non-Statutory Option may, to the extent permitted by the Plan Administrator, be assigned in whole or in part during the Optionee's lifetime (i) as a gift to one or more members of the Optionee's immediate family, to a trust in which Optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or to an entity in which more than fifty percent (50%) of the voting interests are owned by one or more such family members or (ii) pursuant to a domestic relations order. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.      INCENTIVE OPTIONS

         The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section II.

         A.   ELIGIBILITY. Incentive Options may only be granted to Employees.

         B. EXERCISE PRICE. The exercise price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the option grant date.

         C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds 2 or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

         D. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed 5 years measured from the option grant date.

III.     CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. Each option outstanding at the time of a Change in Control but not otherwise fully-vested shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Change in Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control, (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. Each option outstanding at the time of the Change in Control shall terminate as provided in Section III.C. of this Article Two.

         B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

         C. Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control.

         D. Each option that is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

         E. The Plan Administrator may at any time provide that one or more options will automatically accelerate in connection with a Change in Control, whether or not those options are assumed or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Any such option shall accordingly become exercisable, immediately prior to the effective date of such Change in Control, for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. In addition, the Plan Administrator may at any time provide that one or more of the Corporation's repurchase rights shall not be assignable in connection with such Change in Control and shall terminate upon the consummation of such Change in Control.

         F. The Plan Administrator may at any time provide that one or more options will automatically accelerate upon an Involuntary Termination of the Optionee's Service within a designated period (not to exceed 18 months) following the effective date of any Change in Control in which those options do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may at any time provide that one or more of the Corporation's repurchase rights shall immediately terminate upon such Involuntary Termination.

         G. The Plan Administrator may at any time provide that one or more options will automatically accelerate in connection with a Hostile Take-Over. Any such option shall become exercisable, immediately prior to the effective date of such Hostile Take-Over, for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. In addition, the Plan Administrator may at any time provide that one or more of the Corporation's repurchase rights shall terminate automatically upon the consummation of such Hostile Take-Over. Alternatively, the Plan Administrator may condition such automatic acceleration and termination upon an Involuntary Termination of the Optionee's Service within a designated period (not to exceed eighteen 18 months following the effective date of such Hostile Take-Over. Each option so accelerated shall remain exercisable for fully-vested shares until the expiration or sooner termination of the option term.

         H. The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take Over shall remain exercisable as an Incentive Option only to the extent the applicable $100,000 limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

IV.      STOCK APPRECIATION RIGHTS

         The Plan Administrator may, subject to such conditions as it may determine, grant to selected Optionees stock appreciation rights which will allow the holders of those rights to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Option Surrender Value of the number of shares for which the option is surrendered over (b) the aggregate exercise price payable for such shares. The distribution may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                                  ARTICLE THREE

                     SALARY INVESTMENT OPTION GRANT PROGRAM


I.       OPTION GRANTS

         The Primary Committee may implement the Salary Investment Option Grant Program for one or more calendar years and select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for each such calendar year. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than $10,000.00 nor more than $50,000.00. The Primary Committee shall have complete discretion to determine whether to approve the filed authorization in whole or in part. To the extent the Primary Committee approves the authorization, the individual who filed that authorization shall be granted an option under the Salary Investment Grant Program on the first trading day in January for the calendar year for which the salary reduction is to be in effect.

II.      OPTION TERMS

         Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below.

         A.   EXERCISE PRICE.

              1. The exercise price per share shall be 33-1/3% of the Fair Market Value per share of Common Stock on the option grant date.

              2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                           X = A / (B x 66-2/3%), where

                           X is the number of option shares,

                           A is the dollar amount of the approved reduction in
              the Optionee's base salary for the calendar year, and

                           B is the Fair Market Value per share of Common Stock
              on the option grant date.

         C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of 12 successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of 10 years measured from the option grant date.

         D. CESSATION OF SERVICE. Each option outstanding at the time of the Optionee's cessation of Service shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the three-year period following the Optionee's cessation of Service. To the extent the option is held by the Optionee at the time of his or her death, the option may be exercised by his or her Beneficiary. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

III.     CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. In the event of any Change in Control or Hostile Take-Over while the Optionee remains in Service, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control or Hostile Take-Over, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such option accelerated in connection with a Change in Control shall terminate upon the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Each such option accelerated in connection with a Hostile Take-Over shall remain exercisable until the expiration or sooner termination of the option term.

         B. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

         C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty-day period in which to surrender to the Corporation each of his or her outstanding options. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of
(i) the Option Surrender Value of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within 5 days following the surrender of the option to the Corporation.

IV.      REMAINING TERMS

         The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for options made under the Discretionary Option Grant Program.

                                   ARTICLE FOUR

                               STOCK ISSUANCE PROGRAM

I.       STOCK ISSUANCE TERMS

         Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening options. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or Service requirements. Each such award shall be evidenced by one or more documents which comply with the terms specified below.

         A.   PURCHASE PRICE.

              1. The purchase price per share of Common Stock subject to direct issuance shall be fixed by the Plan Administrator.

              2. Subject to the provisions of Section II of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                   (i)   cash or check made payable to the Corporation, or

                   (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

         B.   VESTING/ISSUANCE PROVISIONS.

              1. The Plan Administrator may issue shares of Common Stock which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards which shall entitle the recipient to receive a specified number of vested shares of Common Stock upon the attainment of one or more performance goals or Service requirements established by the Plan Administrator.

              2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

              3. The Participant shall have full stockholder rights with respect to the issued shares of Common Stock, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

              4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock, or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

              5. The Plan Administrator may waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

              6. Outstanding share right awards shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or Service requirements are not attained.

II.      CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. All of the Corporation's outstanding repurchase rights shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

         B. The Plan Administrator may at any time provide for the automatic termination of one or more of those outstanding repurchase rights and the immediate vesting of the shares of Common Stock subject to those terminated rights upon (i) a Change in Control or Hostile Take-Over or (ii) an Involuntary Termination of the Participant's Service within a designated period (not to exceed 18 months) following the effective date of any Change in Control or Hostile Take-Over in which those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect.

III.     SHARE ESCROW/LEGENDS

         Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                   ARTICLE FIVE

                           AUTOMATIC OPTION GRANT PROGRAM


I.       OPTION TERMS

         A.   GRANT DATES. Options shall be made on the dates specified below:

              1. Each individual who is first elected or appointed as a non-employee Board member shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 6,750 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

              2. On the date of each annual stockholders meeting, each individual who is to continue to serve as an Eligible Director, shall automatically be granted a Non-Statutory Option to purchase an additional 3,500 shares of Common Stock, provided such individual has served as a non-employee Board member for at least 6 months and has attended at least 75% of all Board meetings during the period beginning with the previous year's annual stockholders meeting and ending on the date of the current year's annual stockholders meeting. There shall be no limit on the number of such 3,500-share option grants any one Eligible Director may receive over his or her period of continued Board service.

              3. On the date of each annual stockholders meeting, each individual who is to continue to serve as an Eligible Director, shall automatically be granted a Non-Statutory Option to purchase an additional 500 shares of Common Stock for each Committee on which such Eligible Director serves and for which such Eligible Director attended at least 75% of all meetings of such Committee held during the period beginning with the previous year's annual stockholders meeting and ending on the date of the current year's annual stockholders meeting. There shall be no limit on the number of such 500-share option grants any one Eligible Director may receive over his or her period of continued Board service, and an Eligible Director may receive both a 3,500-share option grant and one or more 500-share option grants for continued Board service at the same annual stockholders meeting.

         B.   EXERCISE PRICE.

              1. The exercise price per share shall be equal to 100% of the Fair Market Value per share of Common Stock on the option grant date.

              2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         C. OPTION TERM. Each option shall have a term of 10 years measured from the option grant date.

         D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the initial option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial 6,750-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of 3 successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of 1 year of Board service measured from the option grant date. Each annual 3,500-share grant and 500-share grant shall vest, and the Corporation's repurchase right shall lapse upon the Optionee's completion of 1 year of service as a Board member.

         E. CESSATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options outstanding at the time of the Optionee's cessation of Board service:

                   (i) Any option outstanding at the time of the Optionee's cessation of Board service for any reason shall remain exercisable for a twelve-month period following the date of such cessation of Board service, but in no event shall such option be exercisable after the expiration of the option term.

                   (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by his or her Beneficiary.

                   (iii) Following the Optionee's cessation of Board service, the option may not be exercised in the aggregate for more than the number of shares for which the option was exercisable on the date of such cessation of Board service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding for any and all shares for which the option is not otherwise at that time exercisable.

                   (iv) However, should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

II.      CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. In the event of any Change in Control or Hostile Take-Over, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option may, immediately prior to the effective date of such Change in Control or Hostile Take-Over, became fully exercisable for all of the shares of Common Stock at the time subject to such option and maybe exercised for all or any of those shares as fully-vested shares of Common Stock. Each such option accelerated in connection with a Change in Control shall terminate upon the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Each such option accelerated in connection with a Hostile Take-Over shall remain exercisable until the expiration or sooner termination of the option term.

         B. All outstanding repurchase rights shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

         C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty-day period in which to surrender to the Corporation each of his or her outstanding options. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of
(i) the Option Surrender Value of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within 5 days following the surrender of the option to the Corporation.

         D. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

III.     REMAINING TERMS

                  The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for options made under the Discretionary Option Grant Program.

                                   ARTICLE SIX

                         DIRECTOR FEE OPTION GRANT PROGRAM

I.       OPTION GRANTS

         The Board may implement the Director Fee Option Grant Program as of the first day of any calendar year. Upon such implementation of the Program, each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to the first day of the calendar year for which the election is to be in effect. Each non-employee Board member who files such a timely election with respect to the annul retainer fee shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which that fee would otherwise be payable.

II.      OPTION TERMS

         Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

         A.   EXERCISE PRICE.

              1. The exercise price per share shall be 33-1/3% of the Fair Market Value per share of Common Stock on the option grant date.

              2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                     X = A / (B x 66-2/3%), where

                     X is the number of option shares,

                     A is the portion of the annual retainer fee subject to
              the non-employee Board member's election, and

                     B is the Fair Market Value per share of Common Stock
              on the option grant date.

         C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of 12 successive equal monthly installments upon the Optionee's completion of each month of Board service during the calendar year in which the option is granted. Each option shall have a maximum term of 10 years measured from the option grant date.

         D. CESSATION OF BOARD SERVICE. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the EARLIER of (i) the expiration of the ten-year option term or (ii) the expiration of the three-year period measured from the date of such cessation of Board service. However, each option held by the Optionee at the time of such cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

         E. DEATH OR PERMANENT DISABILITY. Should the Optionee's service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the EARLIER of (i) the expiration of the ten-year option term or (ii) the expiration of the three-year period measured from the date of such cessation of Board service.

         Should the Optionee die after cessation of Board service but while holding one or more options, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the Optionee's Beneficiary. Such right of exercise shall lapse, and the option shall terminate, upon the EARLIER of (i) the expiration of the ten-year option term or (ii) the three-year period measured from the date of the Optionee's cessation of Board service.

III.     CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. In the event of any Change in Control or Hostile Take-Over while the Optionee remains in Board service, each outstanding option held by such Optionee shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control or Hostile Take-Over, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such option accelerated in connection with a Change in Control shall terminate upon the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control. Each such option accelerated in connection with a Hostile Take-Over shall remain exercisable until the expiration or sooner termination of the option term.

         B. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty-day period in which to surrender to the Corporation each of his or her outstanding options. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Option Surrender Value of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within 5 days following the surrender of the option to the Corporation.

IV.      REMAINING TERMS
The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for options made under the Discretionary Option Grant Program.

                                 ARTICLE SEVEN

                                  MISCELLANEOUS


I.       NO IMPAIRMENT OF AUTHORITY

         Outstanding awards shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

II.      FINANCING

         The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

III.     TAX WITHHOLDING

         A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

         B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

              STOCK WITHHOLDING: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed 100%) designated by the holder.

              STOCK DELIVERY: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed 100%) designated by the holder.

IV.      EFFECTIVE DATE AND TERM OF THE PLAN

         A. The Plan became effective on June 8, 1999 upon adoption of the Board. However, the Salary Investment Option Grant and Director Fee Option Grant Programs shall not be implemented until such time as the Primary Committee or the Board may deem appropriate. The Corporation's stockholders approved the Plan on June 8, 1999. This Amended and Restated Plan shall not become effective unless approved by the Corporation's stockholders at its September 11, 2001 Annual Meeting.

         B. The Plan serves as the successor to the Predecessor Plans, and no further options or direct stock issuances shall be made under the Predecessor Plans. All options outstanding under the Predecessor Plans were incorporated into the Plan and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

         C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

         D.   The Plan shall terminate upon the EARLIEST of (i) June 7, 2009,
(ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. Upon such plan termination, all outstanding options and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

V.       AMENDMENT OF THE PLAN

         A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

         B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within 12 months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and
(ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

         C. On July 25, 2001, in connection with this amendment and restatement, the Board amended the Plan to (i) increase the number of shares of common stock subject to annual option grants under the Automatic Option Grant Program from 1,875 shares to 3,500 shares and further condition such grants upon attendance of at least 75% of all Board meetings during the previous year; and (ii) provide for additional annual option grants of 500 shares under the Automatic Option Grant Program for each Committee on which a non-employee Board member serves and for which the Board member attended at least 75% of all meetings of such Committee held during the previous year.

         D. On June 5, 2000, the Board amended the Plan to increase the share reserve by 1,500,000 shares, and the Corporation's stockholders approved the amendment at the 2000 annual meeting of stockholders.

VI.      USE OF PROCEEDS

         Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VII.     REGULATORY APPROVALS

         A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

         B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VIII.    NO EMPLOYMENT/SERVICE RIGHTS

         Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                   APPENDIX


         The following definitions shall be in effect under the Plan:

         A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

         B. BENEFICIARY shall mean, in the event the Plan Administrator implements a beneficiary designation procedure, the person designated by an Optionee or Participant, pursuant to such procedure, to succeed to such person's rights under any outstanding awards held by him or her at the time of death. In the absence of such designation or procedure, the Beneficiary shall be the personal representative of the estate of the Optionee or Participant or the person or persons to whom the award is transferred by will or the laws of descent and distribution.

         C.   BOARD shall mean the Corporation's Board of Directors.

         D. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

                   (i) a merger, consolidation or reorganization approved by the Corporation's stockholders, UNLESS securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction,

                   (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Corporation's assets, or

                   (iii) the acquisition, directly or indirectly by any
              person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board recommends such stockholders accept.

         E.   CODE shall mean the Internal Revenue Code of 1986, as amended.

         F. COMMITTEE shall mean any standing committee of the Board other than the Secondary Committee.

         G.   COMMON STOCK shall mean the Corporation's common stock.

         H. CORPORATION shall mean Hoover's, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Hoover's, Inc. which shall by appropriate action adopt the Plan.

         I. DIRECTOR FEE OPTION GRANT PROGRAM shall mean the director fee option grant program in effect under the Plan.

         J. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

         K. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         L. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

         M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                   (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                   (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                   (iii) In the absence of (i) and (ii) above, the Fair
              Market Value shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

         N.   HOSTILE TAKE-OVER shall mean:

                   (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                   (ii) a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

         O. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

         P. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                   (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                   (ii)  such individual's voluntary resignation following
              (A) a change in his or her position with the Corporation or Parent or Subsidiary employing the individual which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than 15% or (C) a relocation of such individual's place of employment by more than 50 miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

         Q. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any intentional wrongdoing by such person, whether by omission or commission, which adversely affects the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. This shall not limit the grounds for the dismissal or discharge of any person in the Service of the Corporation (or any Parent or Subsidiary).

         R. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

         S. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

         T. OPTION SURRENDER VALUE shall mean the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation or, in the event of a Hostile Take-Over, effected through a tender offer, the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over, if greater. However, if the surrendered option is an Incentive Option, the Option Surrender Value shall not exceed the Fair Market Value per share.

         U. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

         V. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         W. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

         X. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of 12 months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of 12 months or more.

         Y. PLAN shall mean the Corporation's 1999 Stock Incentive Plan, as set forth in this document.

         Z. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Salary Investment

Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction. However, the Primary Committee shall have the plenary authority to make all factual determinations and to construe and interpret any and all ambiguities under the Plan to the extent such authority is not otherwise expressly delegated to any other Plan Administrator.

         AA. PREDECESSOR PLANS shall mean the Corporation's pre-existing 1990 Stock Option Plan, 1992 Stock Option Plan, 1995 Stock Option Plan and 1996 Stock Option Plan in effect immediately prior to the June 8, 1999 adoption of the Plan.

         BB. PRIMARY COMMITTEE shall mean the committee of 2 or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program with respect to all eligible individuals.

         CC. SALARY INVESTMENT OPTION GRANT PROGRAM shall mean the salary investment grant program in effect under the Plan.

         DD. SECONDARY COMMITTEE shall mean a committee of 1 or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

         EE. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

         FF. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

         GG. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

         HH. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

         II. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         JJ. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

         KK. WITHHOLDING TAXES shall mean the Federal, state and local income and employment withholding tax liabilities to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.


                                                          HOOVER'S, INC.
                                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 11, 2001
                              (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HOOVER'S, INC.)

          The undersigned stockholder of Hoover's, Inc. hereby appoints Jeffrey R. Tarr and Lynn Atchison, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the
Annual Meeting of Stockholders of Hoover's, Inc. to be held at 9:00 a.m., local time, on September 11, 2001, at the offices of
Hoover's, Inc., 5800 Airport Blvd., Austin, Texas 78752, and at any adjournment thereof.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.
















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                                       2


                                                                                                               Please mark
                                                                                                              your votes as
                                                                                                               indicated in
                                                                                                               this example     /X/








1.   The election of directors.

     Class I

     Edward W. Desmond                                                                / /   FOR        / /   AGAINST     / / ABSTAIN

     Thomas J. Hillman                                                                / /   FOR        / /   AGAINST     / / ABSTAIN

     Jeffrey R. Tarr                                                                  / /   FOR        / /   AGAINST     / / ABSTAIN



2.   Approval of the amendment to the 1999 Stock Incentive Plan.                      / /   FOR        / /   AGAINST     / / ABSTAIN

3.   Approval of the appointment of Ernst & Young LLP as independent auditors.        / /   FOR        / /   AGAINST     / / ABSTAIN

4.   In their discretion, to act upon such other business as may properly come
     before the meeting or any adjournment thereof                                    / /   FOR        / /   AGAINST     / / ABSTAIN






                                                                                      Receipt of the proxy statement dated
                                                                                      September ___, 2001 is hereby acknowledged.

                                                                                      Dated:  ___________________________, 2001

                                                                                      ______________________________________________
                                                                                      Name(s) of the Stockholder(s)


                                                                                      ______________________________________________
                                                                                      Signature(s) of the Stockholder(s)

                                                                                      Please date and sign exactly as your name
                                                                                      appears on the envelope in which this
                                                                                      material was mailed. If shares are held
                                                                                      jointly, each stockholder should sign.
                                                                                      Executors, administrators, trustees, etc.
                                                                                      should use full title and, if more than one,
                                                                                      all should sign. If the stockholder is a
                                                                                      corporation, please sign full corporate name
                                                                                      by an authorized officer. If the stockholder
                                                                                      is a partnership, please sign full
                                                                                      partnership name by an authorized person.



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